FOR IMMEDIATE RELEASE	Contact: Chantelle Kammerdiener
(502) 636-4415, office
(502) 836-1225, cellular
chantellek@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS SECOND QUARTER RESULTS

LOUISVILLE, Ky. (July 24, 2001) – Churchill Downs Incorporated (“CDI”) (Nasdaq: CHDN) today reported results for the second quarter ended June 30, 2001, which included record quarterly revenues, a new quarterly high in net income and lower diluted earnings per share due to a significant increase in the average number of shares outstanding.

        Net revenues for the second quarter reached a record $163.3 million, an increase of 24.0 percent, compared with $132.2 million for the same period last year. Net earnings for the quarter were a record $21.9 million, a 19.7 percent increase over $18.3 million in 2000. Diluted earnings per share totaled $1.66 on 13.2 million shares outstanding, compared with $1.85 on 9.9 million shares outstanding for the second quarter of 2000. Results for the first half of 2001 are outlined in the accompanying tables.

        The increase of 33 percent in the number of average shares outstanding for the second quarter was due principally to the issuance of 3.15 million common shares for the September 2000 merger with Arlington International Racecourse, now doing business as Arlington Park.

        Thomas H. Meeker, CDI’s president and chief executive officer, said the Company’s growth in net revenues and operating income for the quarter included favorable year-to-year comparisons from Churchill Downs and Calder Race Course and a positive contribution from Arlington Park, which opened its 2001 live racing meet on June 13. Hollywood Park, which has been affected by the impact of the energy-related problems on the West Coast, benefited from having eight more racing days in the second quarter this year due to a shift in the calendar. These days were historically run in the third quarter.

        “ We believe the second-quarter results provide strong testament to the ongoing success of our operating strategy,” Meeker said. “We not only are facing steadily increasing competition in other gaming and entertainment offerings but also are having to surmount the impact this year of the economic slowdown. We were pleased with the performance of Churchill Downs, which benefited from an increase of nearly 6 percent in wagering from the simulcast of its signal, as well as the first-time inclusion of Arlington Park for this period. Our simulcast vehicle, the Churchill Downs Simulcast Network (“CDSN”), has become a vital contributor to the success of each of our tracks. CDSN markets all of our signals under a common brand, and we are benefiting this year from an increased marketing effort to raise the awareness of CDSN in the simulcast market as well as the addition of the Arlington Park racing programs.”

        Meeker added, “The higher net income for the quarter was aided by our cost-reduction actions that we initiated earlier this year. We are maintaining a comprehensive program to contain expenses while still emphasizing the long-term benefits of adopting best practices throughout our organization, especially in the area of customer service.

        “The strong start for Arlington Park’s 2001 meet offers encouraging support to our prospects for the second half. Our third quarter results will benefit from the inclusion of Arlington Park for a full three months this year; but because of the increased number of shares outstanding, we expect earnings per share for the period will range from 55 cents to 57 cents. Our forecast for the full year remains for an approximate 20 percent increase in net earnings, up from $19.2 million for 2000. We also continue to expect a moderate gain in diluted earnings per share for 2001 as a whole, in line with the percentage increase we realized in 2000 due to the higher number of average shares outstanding.”

        Meeker concluded, “We began 2001 against a backdrop of significant economic uncertainty with the resolve to execute well to reach the financial goals that we had set for the year. We recognized that the substantial increase in the average number of shares would restrict the progress we could attain in earnings per share, but our objective was still to achieve a year in which our overall performance further validated our growth strategy. Our organization has adapted well to the difficulties of the current environment, and we believe that the results for the full year will serve as a solid platform for future gains.”

        A conference call regarding this release is scheduled for Wednesday, July 25, at 9 a.m. EDT. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.streetevents.com or by calling (913) 981-5571 at least 10 minutes before the appointed time. The online replay will be available at approximately 11 a.m. EDT and continue for two weeks. An eight-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 591913 when prompted for the access code.

        Churchill Downs Incorporated – headquartered in Louisville, Ky. – is one of the world’s leading horse racing companies. Its flagship operation, Churchill Downs, is home of the Kentucky Derby and will host the race’s 128th running on May 4, 2002. The Company owns additional racetracks in Kentucky, Illinois, California and Florida and has interests in a pari-mutuel operation in Indiana as well as various racing services companies. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

         Thisnews release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements involve risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “believe,” “could,” “intend,” “might,” “plan,” “predict,” “project,” “should,” “expect,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the financial performance of our racing operations; litigation surrounding the Rosemont, Ill., riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; the economic environment; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; a substantial change in law or regulations affecting our pari-mutuel activities; a substantial change in allocation of live racing days; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional racetrack near our Indiana operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; the impact of interest rate fluctuations; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; the loss of our totalisator companies or their inability to keep their technology current; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

                          CHURCHILL DOWNS INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   for the six and three months ended June 30,
                                   (Unaudited)
                      (In thousands, except per share data)

                                                Six Months Ended June 30,       Three Months Ended June 30,
                                                ------------------------        ---------------------------
                                                  2001            2000             2001            2000
                                                  ----            ----             ----            ----

Net revenues                                    $194,972        $158,103        $163,257         $132,184
Operating expenses                               154,065         121,873         114,802           90,505
                                                ---------        --------       ---------        --------

     Gross profit                                 40,907          36,230          48,455           41,679

Selling, general and administrative expenses      15,948          12,282           8,032            6,191
                                                ---------        --------       ---------        --------

     Operating income                             24,959          23,948          40,423           35,488

Other income (expense):
          Interest income                            332             506             219              240
          Interest expense                        (6,956)         (7,671)         (3,441)          (3,920)
          Miscellaneous, net                          43            (416)            (88)            (458)
                                                ---------        --------       ---------        ---------
                                                  (6,581)         (7,581)         (3,310)          (4,138)
                                                ---------        --------       ---------        ---------

Earnings before provision for income taxes        18,378          16,367          37,113           31,350

Provision for income taxes                        (7,443)         (6,792)        (15,218)         (13,010)
                                                ---------        --------       ---------        ---------

     Net earnings                               $ 10,935         $ 9,575        $ 21,895         $ 18,340
                                                =========        ========       =========        =========

Earnings per common share data:
     Basic                                         $0.84           $0.97           $1.67            $1.86
     Diluted                                       $0.83           $0.97           $1.66            $1.85

Weighted average shares outstanding:
     Basic                                        13,065           9,854          13,084            9,854
     Diluted                                      13,185           9,908          13,217            9,906

  Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

                          CHURCHILL DOWNS INCORPORATED
                   SUPPLEMENTAL INFORMATION BY OPERATING UNIT
                   for the six and three months ended June 30,
                                   (Unaudited)
                                 (In thousands)

                                                Six Months Ended June 30,       Three Months Ended June 30,
                                                ------------------------        ---------------------------
                                                  2001            2000             2001            2000
                                                  ----            ----             ----            ----
Net revenues:
  Churchill Downs                               $ 68,186        $ 64,678         $ 63,937        $ 60,121
  Hollywood Park                                  54,867          50,879           49,378          45,120
  Calder Race Course                              14,180          13,669           12,858          11,792
  Arlington Park                                  27,661               -           21,269               -
  Hoosier Park                                    26,318          24,217           13,885          13,032
  Ellis Park                                       3,016           3,202            1,593           1,616
  Other investments                                2,683           3,514            1,768           2,207
                                                ---------       ---------        ---------       ---------
                                                 196,911         160,159          164,688         133,888
  Corporate revenues                                 863             605              862             592
  Eliminations                                    (2,802)         (2,661)          (2,293)         (2,296)
                                                ---------       ---------        ---------       ---------
                                                $194,972        $158,103         $163,257        $132,184
                                                =========       =========        =========       =========
EBITDA:
  Churchill Downs                               $ 26,376        $ 23,863         $ 30,090        $ 27,393
  Hollywood Park                                  11,246           9,472           12,781          11,093
  Calder Race Course                                (830)           (745)           1,575           1,284
  Arlington Park                                    (108)              -            1,440               -
  Hoosier Park                                     3,151           3,442            1,434           1,555
  Ellis Park                                      (1,327)         (1,047)            (724)           (656)
  Other investments                                  848             700              620             565
                                                ---------       ---------        ---------       ---------
                                                  39,356          35,685           47,216          41,234
  Corporate expenses                              (4,559)         (4,189)          (2,011)         (2,181)
                                                ---------       ---------        ---------       ---------
                                                $ 34,797        $ 31,496         $ 45,205        $ 39,053
                                                =========       =========        =========       =========
Operating income (loss):
  Churchill Downs                               $ 24,202        $ 22,003         $ 29,000        $ 26,456
  Hollywood Park                                   8,678           7,315           11,482           9,995
  Calder Race Course                              (2,578)         (2,527)             725             392
  Arlington Park                                  (1,217)              -              886               -
  Hoosier Park                                     2,360           2,778            1,039           1,222
  Ellis Park                                      (1,994)         (1,769)          (1,038)         (1,018)
  Other investments                                   67             (24)             335             261
                                                ---------       ---------        ---------       ---------
                                                  29,518          27,776           42,429          37,308
  Corporate expenses                              (4,559)         (3,828)          (2,006)         (1,820)
                                                ---------       ---------        ---------       ---------
                                                $ 24,959        $ 23,948         $ 40,423        $ 35,488
                                                =========       =========        =========       =========

  Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

                          CHURCHILL DOWNS INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                            June 30,    December 31,    June 30,
                                                              2001         2000           2000
                                                              ----         ----           ----
                              ASSETS                      (unaudited)                 (unaudited)
  Current assets:
     Cash and cash equivalents                             $ 22,515       $ 10,807     $ 21,931
     Restricted cash                                         18,455          9,006       30,438
     Accounts receivable, net                                43,083         32,535       24,176
     Other current assets                                     5,365          2,932        3,741
                                                           ---------      ---------    ---------
         Total current assets                                89,418         55,280       80,286

  Other assets                                                9,313          8,116        6,988
  Plant and equipment, net                                  343,402        342,767      275,692
  Intangible assets, net                                     62,653         63,841       61,216
                                                           ---------      ---------    ---------
                                                           $504,786       $470,004     $424,182
                                                           =========      =========    =========
  LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
     Accounts payable                                      $ 73,490       $ 34,894     $ 50,462
     Accrued expenses                                        34,993         30,617       22,230
     Dividends payable                                            -          6,508            -
     Income taxes payable                                     6,517          1,091        5,990
     Deferred revenue                                         4,052         11,353        2,334
     Long-term debt, current portion                          2,461          2,324        2,904
                                                           ---------      ---------    ---------
         Total current liabilities                          121,513         86,787       83,920

  Long-term debt, due after one year                        143,036        155,716      166,658
  Other liabilities                                          12,475          9,837       11,001
  Deferred income taxes                                      15,133         15,179       14,920
  Commitments and contingencies                                   -              -            -
  Shareholders' equity:
     Preferred stock, no par value;
         250 shares authorized; no shares issued                  -              -            -
     Common stock, no par value; 50,000 shares
         authorized; issued: 13,084 shares June 30, 2001,
         13,019 shares December 31, 2000, and 9,854
         shares June 30, 2000                               124,485        123,227       71,634
     Retained earnings                                       90,256         79,323       76,172
     Accumulated other comprehensive loss                    (2,047)             -            -
     Deferred compensation costs                                  -              -          (58)
     Note receivable for common stock                           (65)           (65)         (65)
                                                           ---------      ---------    ---------
                                                            212,629        202,485      147,683
                                                           ---------      ---------    ---------
                                                           $504,786       $470,004     $424,182
                                                           =========      =========    =========

  Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.